Oscar Health, Inc. ir.hioscar.com News Release

Oscar Health Announces Results for Third Quarter 2022

November 8, 2022

•Membership as of September 30, 2022 of 1,075,445, an 81% increase YoY
•For the quarter ended September 30, 2022:
◦Direct and assumed policy premiums of $1.7 billion, an 87% increase YoY
◦Premiums earned of $954 million, a 116% increase YoY
◦Medical Loss Ratio of 89.9%, decreased 980 bps YoY
◦InsuranceCo Administrative Expense Ratio of 20.7%, decreased 240 bps YoY
◦InsuranceCo Combined Ratio of 110.6%, decreased 1,220 bps YoY
◦Adjusted Administrative Expense Ratio of 24.8%, decreased 510 bps YoY
◦Net loss of $194 million, an improvement of $18 million YoY; Adjusted EBITDA loss of $160 million, an improvement of $28 million YoY

New York, NY, November 8, 2022 - Health insurtech company Oscar Health, Inc. (NYSE: OSCR) today announced its financial results for the third quarter ended September 30, 2022.

“As we look to 2023, we believe we are well positioned to achieve our profitability target for the InsureCo and we are focused on driving continued margin expansion across the business,” said Mario Schlosser, CEO and Co-Founder of Oscar. “With the positive leverage we see in our business, we are now targeting Total Company profitability in 2024, a year earlier than previously expected.”

Total Direct and Assumed Policy Premiums were $1.7 billion in the quarter, up 87% year-over-year (“YoY”), driven primarily by higher membership, rate increases and mix shifts to higher premium Silver plans. Premiums earned in the quarter were up 116% YoY, driven by largely the same factors that drove the increase in Direct and Assumed Policy Premiums, as well as lower ceded reinsurance premiums YoY.

Oscar’s InsuranceCo Combined Ratio, which is the sum of its Medical Loss Ratio (“MLR”) and the InsuranceCo Administrative Expense Ratio, improved 1,220 bps YoY to 110.6%, driven by both an improved MLR and administrative cost efficiencies. Specifically, the MLR improved 980 bps YoY to 89.9%, primarily due to lower net COVID-19 related costs, lower impact of unfavorable prior period, and pricing actions coupled with mix shifts in the population. The InsuranceCo Administrative Expense Ratio improved 240 bps YoY to 20.7%, driven by operating expense leverage, partially offset by higher distribution expenses.

The Adjusted Administrative Expense Ratio decreased 510 bps YoY to 24.8%, primarily due to operating expense leverage, partially offset by distribution expenses and additional expenses related to the cost of addressing operational challenges related to scale and implementing and performing under +Oscar arrangements. Net loss of $194 million improved by $18 million YoY and improved as a percentage of premiums before ceded reinsurance by 16 points YoY. The Adjusted EBITDA loss of $160 million improved by $28 million YoY, and also improved as a percentage of premiums before ceded reinsurance by 16 points as compared to the prior period.

Oscar is updating its FY22 outlook to reflect the impact of higher membership. The Company now expects Direct and Assumed Policy Premiums will be $6.7 billion to $6.9 billion and Adjusted EBITDA loss will be modestly above the ($480 million) high-end of the prior range of ($380 million) to ($480 million).

Effective December 1, Oscar’s current Chief Financial Officer (“CFO”), R. Scott Blackley, will transition to the new role of Chief Transformation Officer and the Company’s former CFO and current Board Member, Sid Sankaran, will return as Interim CFO. As part of his new role, Mr. Blackley will focus on aligning the overall revenues with costs to drive both Insurance company and Total company profitability. He will specifically oversee the Company’s operations, +Oscar business, and corporate strategy. Mr. Sankaran will oversee treasury, actuarial, financial reporting, capital management and investor relations functions.

Oscar Health, Inc.
News Release

Financial Results Summary

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in thousands)
Premiums before ceded reinsurance	$1,318,048	$673,460	$4,001,589	$2,007,486
Reinsurance premiums ceded	(364,384)	(231,717)	(1,097,929)	(669,047)
Premiums earned	$953,664	$441,743	$2,903,660	$1,338,439
Total revenue	$978,427	$443,979	$2,968,511	$1,342,648
Total operating expenses	$1,170,799	$655,659	$3,335,899	$1,690,875
Net loss	$(193,547)	$(211,481)	$(382,992)	$(373,685)

Key Metrics and Non-GAAP Financial Metrics

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Direct and Assumed Policy Premiums (in thousands)	$1,682,289	$899,237	$5,058,427	$2,563,722
Medical Loss Ratio	89.9%	99.7%	83.2%	85.8%
InsuranceCo Administrative Expense Ratio	20.7%	23.1%	20.0%	20.9%
InsuranceCo Combined Ratio	110.6%	122.8%	103.2%	106.7%
Adjusted Administrative Expense Ratio	24.8%	29.9%	24.1%	27.0%
Adjusted EBITDA(1) (in thousands)	$(159,754)	$(187,395)	$(272,599)	$(265,810)
(1) Adjusted EBITDA is a non-GAAP measure. See “Key Operating and Non-GAAP Metrics - Adjusted EBITDA” in this release for a reconciliation to net loss, the most directly comparable GAAP measure, and for information regarding Oscar’s use of Adjusted EBITDA.

Membership by Offering	As of
	September 30, 2022	September 30, 2021
Individual and Small Group	1,017,544	582,236
Medicare Advantage	4,577	3,881
Cigna + Oscar(1)	53,324	8,167
Total Members	1,075,445	594,284
(1)Represents total membership for Oscar’s co-branded partnership with Cigna.

Full Year 2022 Outlook

•Direct and Assumed Policy premiums (in thousands) of $6,700,000 - $6,900,000
•Medical Loss Ratio near the midpoint of the 84% - 86% range
•InsuranceCo Administrative Expense Ratio at the high-end of the 19.5% - 20.5% range
•InsuranceCo Combined Ratio towards the high-end of the 104% - 106% range
•Adjusted Administrative Expense Ratio near the midpoint of the 24% - 26% range
•Adjusted EBITDA(1) loss (in thousands) modestly above the ($480,000) high-end of the ($480,000) - ($380,000) range

(1)Oscar has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net loss within this press release because Oscar is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, stock-based compensation expense. These items, which could materially affect the computation of forecasted GAAP net loss, are inherently uncertain and depend on various factors, some of which are outside of Oscar’s control. As such, any associated estimate and its impact on GAAP net loss could vary materially. For more information regarding Adjusted EBITDA, please see “Key Operating and Non-GAAP Metrics” below.
The foregoing statements represent management's current estimates as of the date of this release. Actual results may differ materially depending on a number of factors. Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release. Management does not assume any obligation to update these estimates.

Oscar Health, Inc.
News Release

Quarterly Conference Call Details
Oscar will host a conference call to discuss the financial results today, November 8, 2022, at 5:00 p.m. (ET). A live audio webcast and a supplemental presentation will be available via the Investor Relations page of Oscar’s website at ir.hioscar.com. A replay of the webcast will be available for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

Non-GAAP Financial Information
This release presents Adjusted EBITDA, a non-GAAP financial metric, which is provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of the non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained herein are forward-looking statements. These statements include, but are not limited to, statements about our financial outlook and estimates, including direct and assumed policy premiums, medical loss ratio, administrative expense ratio and other financial performance metrics, and the related underlying assumptions, our business and financial prospects, and our management’s plans and objectives for future operations, expectations and business strategy. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict and generally beyond our control.
Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, there are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: the impact of COVID-19 on global markets, economic conditions, the healthcare industry and our results of operations, and the response by governments and other third parties; our ability to retain and expand our member base; our ability to execute our growth strategy and scale our operations; our ability to meet increased capital requirements as a result of expanding membership; our ability to maintain or enter into new partnerships, service arrangements or collaborations with healthcare industry participants; negative publicity, unfavorable shifts in perception of our digital platform or other member service channels; our ability to achieve and/or maintain profitability in the future; changes in federal or state laws or regulations, including changes with respect to the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010, as amended (collectively, the “ACA”) and any regulations enacted thereunder; our ability to accurately estimate our incurred claims expenses or effectively manage our claims costs or related administrative costs, including as a result of fluctuations in medical utilization rates due to the impact of COVID-19; our ability to comply with ongoing regulatory requirements and applicable performance standards, including as a result of our participation in government-sponsored programs, such as Medicare, and as a result of changing regulatory requirements; changes or developments in the health insurance markets in the United States, including the passage and implementation of a law to create a single-payer or government-run health insurance program; our ability to comply with applicable privacy, security, and data laws, regulations, and standards; our ability to maintain key in-network providers and good relations with the physicians, hospitals, and other providers within and outside our provider networks, or to arrange for the delivery of quality care; unfavorable or otherwise costly outcomes of lawsuits, regulatory investigations and audits and claims that arise from the extensive laws and regulations to which we are subject; unanticipated results of risk adjustment programs; delays in our receipt of premiums; disruptions or challenges to our relationship with the Oscar Medical Group; cyber-security breaches of our and our partners’ information and technology systems; unanticipated changes in population morbidity and large-scale changes in health care utilization; and the other factors set forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, filed with the Securities and Exchange Commission (“SEC”), and our other filings with the SEC, including our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022, to be filed with the SEC.

You are cautioned not to place undue reliance on any forward-looking statements made in this press release. Any forward-looking statement speaks only as of the date as of which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise.

Oscar Health, Inc.
News Release

About Oscar Health
Oscar Health, Inc. (“Oscar”) is the first health insurance company built around a full stack technology platform and a relentless focus on serving its members. At Oscar, our mission is to make a healthier life accessible and affordable for all. Headquartered in New York City, Oscar has been challenging the health care system's status quo since our founding in 2012. The company’s member-first philosophy and innovative approach to care has earned us the trust of over one million members as of September 30, 2022. We offer Individual & Family, Small Group and Medicare Advantage plans, and +Oscar, our full stack technology platform, to others within the provider and payor space. Our vision is to refactor health care to make good care cost less. Refactor is a term used in software engineering that means to improve the design, structure, and implementation of the software, while preserving its functionality. At Oscar, we take this definition a step further. We improve our members’ experience by building trust through deep engagement, personalized guidance, and rapid iteration.

Investor Contact:
Cornelia Miller
VP of Investor Relations
ir@hioscar.com
917-397-0251

Media Contact:
Jackie Kahn
SVP of Communications
comms@hioscar.com
202-538-0128

Source: Oscar Health, Inc.

Oscar Health, Inc.
News Release

Oscar Health, Inc.
Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue
Premiums before ceded reinsurance	$1,318,048	$673,460	$4,001,589	$2,007,486
Reinsurance premiums ceded	(364,384)	(231,717)	(1,097,929)	(669,047)
Premiums earned	953,664	441,743	2,903,660	1,338,439
Administrative services revenue	19,421	1,548	58,366	2,242
Investment income and other revenue	5,342	688	6,485	1,967
Total revenue	978,427	443,979	2,968,511	1,342,648

Operating Expenses
Claims incurred, net	852,689	453,576	2,395,894	1,141,503
Other insurance costs	174,978	111,302	510,580	285,929
General and administrative expenses	78,557	60,003	233,975	175,741
Federal and state assessments	71,114	35,453	209,730	102,841
Premium deficiency reserve release	(6,539)	(4,675)	(14,280)	(15,139)
Total operating expenses	1,170,799	655,659	3,335,899	1,690,875
Loss from operations	(192,372)	(211,680)	(367,388)	(348,227)
Interest expense	6,126	398	16,488	4,323
Other expenses (income)	(3,336)	—	(1,076)	—
Loss on extinguishment of debt	—	—	—	20,178
Loss before income taxes	(195,162)	(212,078)	(382,800)	(372,728)
Income tax expense (benefit)	(1,615)	(597)	192	957
Net loss	(193,547)	(211,481)	(382,992)	(373,685)
Less: Net income (loss) attributable to noncontrolling interests	(634)	—	(2,763)	—
Net loss attributable to Oscar Health, Inc.	$(192,913)	$(211,481)	$(380,229)	$(373,685)

Earnings (Loss) per Share
Net loss per share attributable to Oscar Health, Inc., basic and diluted	$(0.91)	$(1.02)	$(1.80)	$(2.22)
Weighted average common shares outstanding, basic and diluted	212,822,733	208,159,343	211,560,332	168,585,157

Oscar Health, Inc.
News Release

Oscar Health, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(unaudited)

	September 30, 2022	December 31, 2021
Assets:
Current Assets:
Cash and cash equivalents	$2,112,930	$1,103,995
Short-term investments	718,228	587,086
Premiums and accounts receivable	215,471	138,414
Risk adjustment transfer receivable	44,256	40,659
Reinsurance recoverable	824,478	431,990
Other current assets	15,811	3,782
Total current assets	3,931,174	2,305,926
Property, equipment, and capitalized software, net	56,492	46,611
Long-term investments	196,454	844,476
Restricted deposits	27,459	28,085
Other assets	97,130	96,552
Total assets	$4,308,709	$3,321,650

Liabilities and Stockholders' Equity
Current Liabilities:
Benefits payable	$995,760	$513,582
Risk adjustment transfer payable	1,078,694	794,398
Premium deficiency reserve	14,966	29,246
Unearned premiums	75,134	75,044
Accounts payable and other liabilities	252,358	234,788
Reinsurance payable	435,632	205,231
Total current liabilities	2,852,544	1,852,289
Long-term debt	297,805	—
Other liabilities	73,791	76,839
Total liabilities	3,224,140	1,929,128
Commitments and contingencies
Stockholders' Equity
Preferred stock, $0.00001 par value; 82,500,000 shares authorized, none issued or outstanding as of September 30, 2022 and December 31, 2021	—	—
Class A common stock, $0.00001 par value; 825,000,000 shares authorized, 179,639,669 shares issued and outstanding as of September 30, 2022 and 175,212,223 shares issued and outstanding as of December 31, 2021	2	2
Class B common stock, $0.00001 par value; 82,500,000 shares authorized, 35,115,807 shares issued and outstanding as of September 30, 2022 and December 31, 2021	—	—
Treasury stock (314,600 shares as of September 30, 2022 and December 31, 2021)	(2,923)	(2,923)
Additional paid-in capital	3,479,392	3,393,533
Accumulated deficit	(2,379,941)	(1,999,712)
Accumulated other comprehensive income (loss)	(14,491)	(3,671)
Total Oscar Health, Inc. stockholders' equity	1,082,039	1,387,229
Noncontrolling interests	2,530	5,293
Total stockholders' equity	1,084,569	1,392,522
Total liabilities and stockholders' equity	$4,308,709	$3,321,650

Oscar Health, Inc.
News Release
Oscar Health, Inc.
Consolidated Statements of Cash Flows
(in thousands) (unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net loss	(382,992)	$(373,685)
Adjustments to reconcile net loss to net cash used in operating activities:
Deferred taxes	6	8
Net realized gain (loss) on sale of financial instruments	1,269	(268)
Loss on fair value of warrant liabilities	—	12,856
Depreciation and amortization expense	11,548	10,635
Amortization of debt issuance costs	519	329
Stock-based compensation expense	83,241	58,028
Investment amortization, net of accretion	4,138	5,490
Debt extinguishment loss	—	20,178
Changes in assets and liabilities:
(Increase) / decrease in:
Premiums and accounts receivable	(77,057)	(52,211)
Risk adjustment transfer receivable	(3,597)	(11,941)
Reinsurance recoverable	(392,488)	165,604
Other assets	(12,159)	(6,434)
Increase / (decrease) in:
Benefits payable	482,178	185,410
Unearned premiums	90	(15,729)
Premium deficiency reserve	(14,280)	(15,139)
Accounts payable and other liabilities	13,842	25,788
Reinsurance payable	230,401	(122,003)
Risk adjustment transfer payable	284,296	(103,140)
Net cash provided by (used in) operating activities	228,955	(216,224)
Cash flows from investing activities:
Purchase of investments	(343,178)	(1,525,908)
Sale of investments	360,449	422,030
Maturity of investments	483,224	364,254
Purchase of property, equipment and capitalized software	(21,882)	(18,679)
Change in restricted deposits	1,548	3,625
Net cash provided by (used in) investing activities	480,161	(754,678)
Cash flows from financing activities:
Proceeds from long-term debt	305,000	—
Payments of debt issuance costs	(7,035)	—
Proceeds from joint venture contribution	1,324	—
Debt prepayment	—	(153,173)
Debt extinguishment costs	—	(12,994)
Proceeds from IPO, net of underwriting discounts	—	1,348,321
Offering costs from IPO	—	(9,447)
Proceeds from exercise of warrants and call options	—	9,191
Proceeds from exercise of stock options	1,294	43,841
Net cash provided by financing activities	300,583	1,225,739
Increase in cash, cash equivalents and restricted cash equivalents	1,009,699	254,837
Cash, cash equivalents, restricted cash and cash equivalents—beginning of period	1,125,557	843,105
Cash, cash equivalents, restricted cash and cash equivalents—end of period	$2,135,256	$1,097,942

Cash and cash equivalents	2,112,930	1,076,699
Restricted cash and cash equivalents included in restricted deposits	22,326	21,243
Total cash, cash equivalents and restricted cash and cash equivalents	$2,135,256	$1,097,942

Oscar Health, Inc.
News Release

Supplemental Disclosures:
Interest payments	$9,810	$3,994
Income tax payments	$1,660	$936

Non-cash investing and financing activities:
Conversion of redeemable convertible preferred stock to common stock upon initial public offering	$—	$1,744,914
Net exercise of preferred stock warrants to preferred stock upon initial public offering	$—	$28,248
Adjustment to fair value of preferred stock warrant liability upon initial public offering	$—	$13,243

Key Operating and Non-GAAP Financial Metrics
We regularly review a number of metrics, including the following key operating and non-GAAP financial metrics, to evaluate our business, measure our performance, identify trends in our business, prepare financial projections, and make strategic decisions. We believe these operational and financial measures are useful in evaluating our performance, in addition to our financial results prepared in accordance with GAAP.

Members
Members are defined as any individual covered by a health plan that we offer directly or through a co-branded arrangement. We view the number of members enrolled in our health plans as an important metric to help evaluate and estimate revenue and market share. Additionally, the more members we enroll, the more data we have, which allows us to improve the functionality of our platform.

Direct and Assumed Policy Premiums
Direct Policy Premiums are defined as the premiums collected from our members or from the federal government during the period indicated, before risk adjustment and reinsurance. These premiums include APTC, or premium subsidies, which are available to individuals and families with certain annual incomes.

Assumed Policy Premiums are premiums we receive primarily as part of our reinsurance arrangements under our Cigna+Oscar small group plan offering.

We believe Direct and Assumed Policy Premiums is an important metric to assess the growth of our individual and small group plan offerings going forward. Management also views Direct and Assumed Policy Premiums as a key operating metric because each of our MLR, InsuranceCo Administrative Expense Ratio, InsuranceCo Combined Ratio and Adjusted Administrative Expense Ratio are calculated on the basis of Direct and Assumed Policy Premiums.

Oscar Health, Inc.
News Release
Medical Loss Ratio
Medical Loss Ratio is calculated as set forth in the table below. Medical claims are total medical expenses incurred by members in order to utilize health care services less any member cost sharing. These services include inpatient, outpatient, pharmacy, and physician costs. Medical claims also include risk sharing arrangements with certain of our providers. The impact of the federal risk adjustment program is included in the denominator of our MLR. We believe MLR is an important metric to demonstrate the ratio of our costs to pay for health care of our members to the premiums before ceded reinsurance. MLRs in our existing products are subject to various federal and state minimum requirements. Below is a calculation of our MLR for the periods indicated.

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
	(in thousands)
Direct claims incurred before ceded reinsurance (1)	$1,153,270	$668,966	$3,255,721	$1,725,089
Assumed reinsurance claims	38,667	5,504	95,464	9,589
Excess of loss ceded claims (2)	(4,392)	(3,432)	(14,316)	(13,005)
State reinsurance (3)	(10,368)	(4,700)	(28,643)	(9,869)
Net claims before ceded quota share reinsurance (A)	$1,177,177	$666,338	$3,308,226	$1,711,804

Premiums before ceded reinsurance	$1,318,048	$673,460	$4,001,589	$2,007,486
Excess of loss reinsurance premiums (4)	(8,621)	(5,083)	(23,387)	(11,295)
Net premiums before ceded quota share reinsurance (B)	$1,309,427	$668,377	$3,978,202	$1,996,191
Medical Loss Ratio (A divided by B)	89.9%	99.7%	83.2%	85.8%
(1)See the Appendix to this release for a reconciliation of direct claims incurred to claims incurred, net appearing on the face of our statement of operations.
(2)Represents claims ceded to reinsurers pursuant to an excess of loss treaty, for which such reinsurers are financially liable. We use excess of loss reinsurance to limit the losses on individual claims of our members.
(3)Represents payments made by certain state-run reinsurance programs established subject to CMS approval under Section 1332 of the ACA.
(4)Represents excess of loss insurance premiums paid.

Oscar Health, Inc.
News Release
InsuranceCo Administrative Expense Ratio
InsuranceCo Administrative Expense Ratio is calculated as set forth in the table below. The ratio reflects the costs associated with running our combined insurance companies. We believe InsuranceCo Administrative Expense Ratio is useful to evaluate our ability to manage our expenses as a percentage of premiums before the impact of quota share reinsurance. Expenses necessary to run the insurance company are included in other insurance costs and federal and state assessments. These expenses include variable expenses paid to vendors and distribution partners, premium taxes and healthcare exchange fees, employee-related compensation, benefits, marketing costs, and other administrative expenses. The impact of the Company’s quota share arrangements is excluded from the numerator and denominator in the calculation below. Below is a calculation of our InsuranceCo Administrative Expense Ratio for the periods indicated.

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
	(in thousands)
Other insurance costs	$174,978	$111,302	$510,580	$285,929
Impact of quota share reinsurance (1)	38,328	18,214	113,996	57,986
Stock-based compensation expense	(12,963)	(10,122)	(38,452)	(28,988)
Federal and state assessment of health insurance subsidiaries	70,806	35,112	209,578	102,326
Health insurance subsidiary adjusted administrative expenses(A)	$271,149	$154,506	$795,702	$417,253

Premiums before ceded reinsurance	$1,318,048	$673,460	$4,001,589	$2,007,486
Excess of loss reinsurance premiums	(8,621)	(5,083)	(23,387)	(11,295)
Net premiums before ceded quota share reinsurance(B)	$1,309,427	$668,377	$3,978,202	$1,996,191
InsuranceCo Administrative Expense Ratio(A divided by B)	20.7%	23.1%	20.0%	20.9%
(1)Includes ceding commissions received from reinsurers, net of the impact of deposit accounting of $(1,758) for the three months ended September 30, 2022 and $(5,417) for the nine months ended September 30, 2022.

InsuranceCo Combined Ratio

InsuranceCo Combined Ratio is defined as the sum of MLR and InsuranceCo Administrative Expense Ratio. We believe this ratio best represents the current overall performance of our insurance business for activities that can be compared to peers.

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Medical Loss Ratio	89.9%	99.7%	83.2%	85.8%
InsuranceCo Administrative Expense Ratio	20.7%	23.1%	20.0%	20.9%
InsuranceCo Combined Ratio	110.6%	122.8%	103.2%	106.7%

Oscar Health, Inc.
News Release
Adjusted Administrative Expense Ratio

The Adjusted Administrative Expense Ratio is an operating ratio that reflects the Company’s total administrative expenses (“Total Administrative Expenses”), net of non-cash and non-recurring items (as adjusted, “Adjusted Administrative Expenses”), as a percentage of total revenue, including quota share reinsurance premiums ceded and excluding excess of loss reinsurance premiums ceded and non-recurring items (“Adjusted Total Revenue”). Total Administrative Expenses are calculated as Total Operating Expenses, excluding non-administrative insurance-based expenses and the impact of quota share reinsurance. Adjusted Administrative Expenses are Total Administrative Expenses, net of non-cash and non-recurring expense items. Adjusted Administrative Expenses exclude insurance-based expenses, non-cash expenses and non-recurring expenses. The Company believes Adjusted Administrative Expense Ratio is useful to evaluate the Company’s ability to manage its overall administrative expense base. This ratio also provides further clarity into the Company’s overall path to profitability. Below is a calculation of our Adjusted Administrative Expense Ratio for the periods indicated.

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
	(in thousands)
Total Operating Expenses	$1,170,799	$655,659	$3,335,899	$1,690,875
Claims incurred, net	(852,689)	(453,576)	(2,395,894)	(1,141,503)
Premium deficiency reserve release	6,539	4,675	14,280	15,139
Impact of quota share reinsurance (1)	38,328	18,214	113,996	57,986
Total Administrative Expenses	$362,977	$224,972	$1,068,281	$622,497
Stock-based compensation expense/warrant expense	(28,560)	(20,640)	(83,241)	(70,884)
Depreciation and amortization	(4,058)	(3,645)	(11,548)	(10,635)
Other non-recurring items (2)	—	—	—	(898)
Adjusted Administrative Expenses (A)	$330,359	$200,687	$973,492	$540,080
Total Revenue	$978,427	$443,979	$2,968,511	$1,342,648
Reinsurance premiums ceded	364,384	231,717	1,097,929	669,047
Excess of loss reinsurance premiums	(8,621)	(5,083)	(23,387)	(11,295)
Adjusted Total Revenue (B)	$1,334,190	$670,613	$4,043,053	$2,000,400
Adjusted Administrative Expense Ratio (A divided by B)	24.8%	29.9%	24.1%	27.0%
(1)Includes ceding commissions received from reinsurers, net of the impact of deposit accounting of $(1,758) for the three months ended September 30, 2022 and $(5,417) for the nine months ended September 30, 2022.
(2)Represents approximately $0.9 million of non-recurring expenses incurred in connection with the Company’s initial public offering (“IPO”) during the nine months ended September 30, 2021.

Oscar Health, Inc.
News Release
Adjusted EBITDA
Adjusted EBITDA is defined as net loss for the Company and its consolidated subsidiaries before interest expense, income tax expense (benefit), depreciation and amortization as further adjusted for stock-based compensation, warrant contract expense, changes in the fair value of warrant liabilities, and other non-recurring items as described below. We present Adjusted EBITDA because we consider it to be an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. Adjusted EBITDA is a non-GAAP measure. Management believes that investors’ understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing our ongoing results of operations.

We caution investors that amounts presented in accordance with our definition of Adjusted EBITDA may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate Adjusted EBITDA in the same manner.

Management uses Adjusted EBITDA:
•as a measurement of operating performance because it assists us in comparing the operating performance of our business on a consistent basis, as it removes the impact of items not directly resulting from our core operations;
•for planning purposes, including the preparation of our internal annual operating budget and financial projections;
•to evaluate the performance and effectiveness of our operational strategies; and
•to evaluate our capacity to expand our business.

By providing this non-GAAP financial measure, together with a reconciliation to the most comparable GAAP measure, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as an alternative to, or a substitute for net loss or other financial statement data presented in our consolidated financial statements as indicators of financial performance.

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
	(in thousands)
Net loss	$(193,547)	$(211,481)	$(382,992)	$(373,685)
Interest expense	6,126	398	16,488	4,323
Other expenses (income)	(3,336)	—	(1,076)	—
Income tax expense (benefit)	(1,615)	(597)	192	957
Depreciation and amortization	4,058	3,645	11,548	10,635
Stock-based compensation/warrant expense (1)	28,560	20,640	83,241	70,884
Other non-recurring items (2)	—	—	—	21,076
Adjusted EBITDA	$(159,754)	$(187,395)	$(272,599)	$(265,810)
(1)Represents (i) non-cash expenses related to equity-based compensation programs, which vary from period to period depending on various factors including the timing, number, and the valuation of awards, (ii) warrant contract expense, and (iii) changes in the fair value of warrant liabilities.
(2)Represents debt extinguishment costs of $20.2 million incurred on the prepayment of the Company's $150.0 million first lien term loan and approximately $0.9 million of non-recurring expenses incurred in connection with our IPO during the nine months ended September 30, 2021.

Oscar Health, Inc.
News Release

Appendix

Oscar Health, Inc.
News Release
Reinsurance Impact

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
	(in thousands)
Quota share ceded premiums	$(374,092)	$(215,032)	$(1,117,357)	$(712,760)
Quota share ceded claims	324,487	212,762	912,332	570,301
Ceding commission, net of deposit accounting impact (1)	38,328	18,214	113,996	57,986
Experience refund	18,330	(11,245)	42,816	55,465
Net quota share impact	$7,053	$4,699	$(48,213)	$(29,008)
(1)Includes ceding commissions received from reinsurers, net of the impact of deposit accounting of $(1,758) for the three months ended September 30, 2022 and $(5,417) for the nine months ended September 30, 2022

The composition of total reinsurance premiums ceded and reinsurance premiums assumed, which are included as components of total earned premiums in the consolidated statement of operations, is as follows:

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
	(in thousands)
Reinsurance premiums ceded, gross	$(382,597)	$(220,472)	$(1,143,565)	$(724,512)
Experience refunds	18,213	(11,245)	45,636	55,465
Reinsurance premiums ceded	(364,384)	(231,717)	(1,097,929)	(669,047)
Reinsurance premiums assumed	37,409	3,830	96,294	9,426
Total reinsurance premiums (ceded) and assumed	$(326,975)	$(227,887)	$(1,001,635)	$(659,621)

The Company records claims expense net of reinsurance recoveries. The following table reconciles the total claims expense to the net claims expense as presented in the consolidated statement of operations:

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
	(in thousands)
Direct claims incurred	$1,153,270	$668,966	$3,255,721	$1,725,089
Ceded reinsurance claims	(339,248)	(220,894)	(955,291)	(593,175)
Assumed reinsurance claims	38,667	5,504	95,464	9,589
Total claims incurred, net	$852,689	$453,576	$2,395,894	$1,141,503

The Company records selling, general and administrative expenses net of ceding commissions. The following table reconciles total other insurance costs to the amount presented in the consolidated statement of operations:

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
	(in thousands)
Other insurance costs, gross	$215,064	$129,516	$629,993	$343,915
Reinsurance ceding commissions	(40,086)	(18,214)	(119,413)	(57,986)
Other insurance costs, net	$174,978	$111,302	$510,580	$285,929

Oscar Health, Inc.
News Release
The Company records reinsurance recoverables within current assets on its consolidated balance sheets. The composition of the reinsurance recoverable balance is as follows:

	September 30, 2022	December 31, 2021
	(in thousands)
Ceded reinsurance claim recoverables	$718,058	$406,017
Reinsurance ceding commissions	45,181	23,517
Experience refunds on reinsurance agreements	61,239	2,456
Reinsurance recoverable	$824,478	$431,990